                                                                    EXHIBIT 4.17

                                                                               *





                                 Doc. No. 1.01
                                Aircraft N398UA

        ________________________________________________________________


                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                                  (1994 737 B)

                             Dated January 26, 1996

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,

                               MS FINANCING INC.,
                               Owner Participant,

                 THE MITSUBISHI TRUST AND BANKING CORPORATION,
                       acting through its New York Branch
                                      and
                 NATIONAL WESTMINSTER BANK PLC, acting through
                         its New York or Nassau Branch,
                          Original Loan Participants,

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                        Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                                      and

                      STATE STREET BANK AND TRUST COMPANY,
              In its Individual Capacity and as Indenture Trustee

                          ___________________________

                             United Air Lines, Inc.
                           1994 737 B Equipment Trust
                          One Boeing 737-322 Aircraft

                         _____________________________

       _________________________________________________________________

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT
                                  (1994 737 B)

                 THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (1994 737 B) dated January 26, 1996 (this "Amendment") by and among (i) UNITED AIR LINES, INC., a Delaware corporation (the "Lessee"), (ii) MS FINANCING INC., a Delaware corporation (the "Owner Participant"), (iii) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), (iv) THE MITSUBISHI TRUST AND BANKING CORPORATION, acting through its New York Branch, and NATIONAL WESTMINSTER BANK PLC, acting through its New York or Nassau Branch (each, an "Original Loan Participant" and, collectively, the "Original Loan Participants"), and (v) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee"), amends that certain Participation Agreement (1994 737 B) dated as of September 1, 1994 by and among Lessee, the Owner Participant, the Owner Trustee, the Existing Original Loan Participants (as defined below) and the Indenture Trustee (the "Participation Agreement").


                                  WITNESSETH:

                 WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Participation Agreement;

                 WHEREAS, as contemplated by Section 20 of the Participation Agreement, the outstanding Certificates held by The Mitsubishi Trust and Banking Corporation, New York Branch and Compagnie Financiere de CIC et de L'Union Europeenne (the "Existing Original Loan Participants") are being refinanced by (i) the issuance to the Original Loan Participants of new Certificates in the aggregate principal amount of $9,759,596.02 to The Mitsubishi Trust and Banking Corporation and $9,759,596.01 to National Westminster Bank plc, the proceeds of which are, concurrently with the execution and delivery of this Amendment, being applied to the payment to the Existing Original Loan Participants of the outstanding principal amount of the outstanding Certificates, and (ii) the payment by the Lessee of all accrued and unpaid interest on the outstanding Certificates to the Existing Original Loan Participants in an amount equal to $88,507.27 (as a prepayment of the next payment of Basic Rent under the Lease);

                 WHEREAS, concurrently herewith the Lessee and the Owner Trustee are entering into that certain First Amendment to Lease

                                                             [First Amendment to
                                           Participation Agreement (1994 737 B)]


Agreement (1994 737 B) dated the date hereof (the "First Amendment to Lease Agreement") and that certain Second Amendment to Lease Agreement (1994 737 B) dated the date hereof (the "Second Amendment to Lease Agreement");

                 WHEREAS, concurrently herewith the Owner Trustee and the Indenture Trustee are entering into that certain Third Amendment to Trust Indenture and Security Agreement (1994 737 B) dated the date hereof (the "Third Amendment to Trust Indenture");

                 WHEREAS, in connection with the refinancing of the outstanding Certificates, the parties hereto desire to amend the Participation Agreement in certain respects;

                 NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                 SECTION 1. Amendments to Section 7 of the Participation Agreement. Section 7 of the Participation Agreement is hereby amended as follows:

                 (a) Section 7(b)(ii)(14) is hereby amended by deleting the period at the end thereof and inserting "; and" in lieu thereof.

                 (b) A new subsection (15) is hereby added, immediately after Section 7(b)(ii)(14), which Section 7(b)(ii)(15) shall be and read in its entirety as follows:

                          "(15) to any Tax imposed on any Indemnitee as a
                 result of a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975(c)(1) of the Code to the extent such Tax arises from or is attributable to the incorrectness of a representation or warranty made by such Indemnitee."

                 SECTION 2. Amendments to Section 8 of the Participation Agreement. Section 8 of the Participation Agreement is hereby amended as follows:

                 (a) Section 8(o) is hereby amended by inserting, immediately after the reference to "Section 3(3) of ERISA", the following phrase:

                          ", or any plan subject to the provisions of Section
                 4975 of the Code"

                                                             [First Amendment to
                                           Participation Agreement (1994 737 B)]


                 (b) Section 8(r) is hereby amended to be and to read in its entirety as follows:

                          "(r)    Subject to compliance by Lessee with all of
                 its obligations under the Lessee Documents, each of the Owner Trustee, the Indenture Trustee, each Holder and the Owner Participant covenants and agrees that, at Lessee's expense on a net after-tax basis (including, without limitation, reasonable attorney's fees and expenses of each of such parties), (i) Lessee may elect to terminate the Lease and to purchase the Aircraft pursuant to Section 19(b) of the Lease and that each of such parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (without recourse or warranty except as to Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) with respect to the Owner Participant) (including without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and (ii) Lessee, in connection with such purchase and subject to the provisions of the second paragraph of this Section 8(r), may assume (and receive a credit in an amount equal to the principal amount of the debt assumed against the purchase price payable by Lessee pursuant to Section 19(b) of the Lease) the obligations of the Owner Trustee pursuant to Section 2.15 of the Trust Indenture and the Certificates (and the Lease, to the extent that the Owner Trustee's obligations thereunder are incorporated into the Trust Indenture or the Certificates), and Lessee shall confirm that its obligations under the Lease shall be direct obligations to the Indenture Trustee as if set forth in the Trust Indenture, and that each of the parties shall execute and deliver appropriate documentation in form and substance reasonably satisfactory to such parties under which Lessee will assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust

                                                             [First Amendment to
                                           Participation Agreement (1994 737 B)]


                 Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Certificates, the Trust Indenture and all other Operative Documents and all such other actions (including the furnishing of legal opinions reasonably requested by any party) as are reasonably necessary to permit such assumption by Lessee.

                          If Lessee elects to assume the rights and obligations
                 of the Owner Trustee in accordance with Section 2.15 of the Trust Indenture in connection with the purchase by the Lessee of the Aircraft pursuant to Section 19(b) of the Lease and to pay the EBO Percentage in installments as permitted thereby, then:

                          (A) in addition to the provisions contemplated above, the Trust Indenture shall be amended (1) to provide for an additional series of loan certificates (the "EBO Certificates") to be issued to the Owner Participant on the EBO Date to evidence the payment of the EBO Price in installments on the dates specified in Exhibit H to the Lease (taking into account the credit provided for above), (2) to provide that the Indenture Trustee will make no distributions to the Owner Participant or the Owner Trustee or otherwise in respect of the EBO Certificates prior to the payment in full of all amounts of principal and interest then due and payable to the other Holders or, if and so long as an "Event of Default" under the Trust Indenture with respect to payments thereunder shall have occurred and be continuing, prior (unless such Certificates shall have been purchased by the Owner Participant) to the payment in full of the principal amount of, and interest accrued on, the Certificates other than the EBO Certificates, (3) to include the failure to pay any installments of the EBO Certificates within 10 calendar days of when due as an Event of Default, (4) to include a right so long as the EBO Certificates shall be outstanding for the Owner Participant to purchase the other Certificates under circumstances similar to, and on the same terms as provided in, Section 2.14 of the Trust Indenture (it being understood that upon

                                                             [First Amendment to
                                           Participation Agreement (1994 737 B)]


                 any assumption pursuant to Section 2.15 of the Trust Indenture, the provisions of the Trust Indenture intended for the benefit of the Owner Participant (other than provisions concerning, but only to the extent applicable to, Excluded Payments), including, without limitation, Sections 4.03 (excluding the first sentence thereof) and 4.04(a) of the Trust Indenture providing the Owner Trustee or the Owner Participant with certain rights, shall be of no further force and effect), (5) to provide that the Owner Participant and the Owner Trustee shall have no voting or consent rights under the Trust Indenture by reason of being the holder of the EBO Certificates until all other Certificates have either been paid in full or been purchased by the Owner Participant (pursuant to the provisions contemplated by clause (A)(4) of this Section 8(r) by the reference therein to Section 2.14 of the Trust Indenture), except that without the consent of the Owner Participant the Trust Indenture could not be amended, modified or supplemented to reduce the amount or extend the time of payment of any amount owing or payable under the EBO Certificates, (6) to confirm that, although the Owner Participant cannot participate in the exercise of remedies under the Trust Indenture, it shall not be precluded form demanding, collecting, suing for or otherwise receiving and enforcing payment of the EBO Certificates by demand upon Lessee and (7) to insure that the holders of the EBO Certificates are entitled to the rights described in clause
                 (iii) of the proviso in Section 3.01 of the Trust Indenture;
                 and

                          (B) upon Lessee's payment in full of all amounts due on or prior to the EBO Date in accordance with Section 19(b) of the Lease and compliance with all of the conditions to such assumption in accordance with this Section 8(r) and
                 Section 2.15 of the Trust Indenture, (1) the Owner Trustee shall assign the right to the remaining installments of the EBO Price to the Owner Participant, (2) the EBO Certificates shall be issued to the Owner Participant in aggregate amount of such remaining installments of the EBO Price and (3) the Owner Trustee (AA) shall

                                                             [First Amendment to
                                           Participation Agreement (1994 737 B)]


                 transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens) and on an "as is" basis, all right, title and interest of the Owner Trustee in and to the Aircraft and (BB) shall furnish to or at the direction of Lessee one or more bills of sale in form and substance reasonably satisfactory to Lessee evidencing such transfer."

                 (c) Section 8(y) is hereby amended by deleting the phrase "that at least one" which appears therein and inserting in lieu thereof the following phrase:

                 "both that the acquisition and holding of the Certificates will not constitute a "prohibited transaction" within the meaning of Section 406(b) of ERISA or Code Section 4975(c)(1)(E) or (F), and that at least one"

                 (d) Section 8(y)(ii) is hereby amended to be and to read in its entirety as follows:

                          "(ii) such Person is an insurance company and (A)
                 such funds constitute assets allocated to a separate account maintained by it which is a "pooled separate account" (within the meaning of Section 3(17) of ERISA and Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor ("PTE 90-1")) in which an ERISA Plan has an interest and the acquisition and holding of Certificates is entitled to a prohibited transaction exemption granted by PTE 90-1 or (B) such funds are assets of an insurance company general account, as such term is used in Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor ("PTE 95-60"), that are deemed to be assets of an ERISA Plan, and the acquisition and holding of the Certificates is entitled to a prohibited transaction exemption granted by PTE 95-60; or"

                 SECTION 3. Amendment to Section 15 of the Participation Agreement. The second sentence of Section 15(c) of the Participation Agreement is hereby amended by inserting the phrase ", the Owner Participant" immediately following the words "the Indenture Trustee" therein.

                 SECTION 4. Amendment to Section 16 of the Participation Agreement. Section 16 of the Participation

                                                             [First Amendment to
                                           Participation Agreement (1994 737 B)]


Agreement is hereby amended by deleting the words "0.5% of Lessor's Cost" which appear therein and inserting the words "1.3433597% of Lessor's Cost" in lieu thereof.

                 SECTION 5. Amendments to Section 18 of the Participation Agreement. Section 18 of the Participation Agreement is hereby amended as follows:

                 (a) Section 18(a) is hereby amended by deleting the words "0.5% of Lessor's Cost" which appear therein and inserting the words "1.3433597% of Lessor's Cost" in lieu thereof.

                 (b) Section 18(b) is hereby amended to be and read in its entirety as follows:

                          "(b)  In connection with optimization adjustments of
                 Basic Rent, Interim Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO percentage pursuant to this Section 18 and Section 3(c) of the Lease, (M) the Holders will agree to changes in the amortization schedule of the Certificates, and (N) each Holder will exchange the Certificates held by it immediately prior to such optimization for new Certificates containing optimized amortization schedules; provided, that such changes do not (W) increase or decrease the principal amount of the Certificates outstanding as of the time of such exchange, (X) change the final maturity date of any Certificate, or (Y) increase or decrease by more than six months the original weighted average life to maturity (determined as of the 1996 Refinancing Date) of the Certificates."

                 SECTION 6. Amendments to Section 20 of the Participation Agreement. The first sentence of Section 20(a) of the Participation Agreement is hereby amended to be and read in its entirety as follows:

                          "The parties hereto acknowledge and agree that the
                 Certificates issued to the Existing Original Loan Participants (as defined in the First Amendment to Participation Agreement) have been refinanced by Certificates issued to the Original Loan Participants (as defined in the First Amendment to Participation Agreement) pursuant to the terms of this Section 20 on the 1996 Refinancing Date."

                                                             [First Amendment to
                                           Participation Agreement (1994 737 B)]


          SECTION 7. Ratification; References to Participation Agreement. Except as amended hereby, the Participation Agreement continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Participation Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words and phrases referring to the Participation Agreement or any word or phrase referring to a section or provision of the Participation Agreement is deemed for all purposes to be a reference to the Participation Agreement or such section or provision as amended pursuant to this Amendment.

          SECTION 8. Miscellaneous. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee, the Owner Participant and the Owner Trustee. The terms of this Amendment shall be binding upon, and inure to the benefit of and shall be enforceable by the parties hereto and their respective permitted assignees, successors and transferees. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF ILLINOIS.

          SECTION 9. Authorization to Execute Amendments. By execution of this Amendment, the Owner Participant hereby authorizes, directs and instructs the Owner Trustee to execute and deliver this Amendment, the First Amendment to Lease Agreement, the Second Amendment to Lease Agreement, the Third Amendment to Trust Indenture and any and all other amendments, agreements and certificates as may be necessary or appropriate in connection with the refinancing consummated concurrently herewith. By execution and delivery of this Amendment, the Original Loan Participants hereby authorize, direct and instruct the Indenture Trustee to execute and deliver this Amendment, the Third Amendment to Trust Indenture and any and all other amendments, agreements and certificates as may be necessary or appropriate in connection with the refinancing consummated concurrently herewith. By execution and delivery of this Amendment, (i) the Lessee hereby consents to the Third Amendment to Trust Indenture and (ii) Indenture Trustee hereby consents to the First Amendment to Lease Agreement and the Second Amendment to Lease Agreement.

          SECTION 10. Representations. Each Original Loan Participant, by execution and delivery of this Amendment and acceptance of its Certificate, hereby makes as of the date hereof the representations and warranties of the "Original Loan Participant" set forth in Sections 8(d), 8(i), 8(o), 8(x), 8(y) and 8(z) of the Participation Agreement (after giving effect to the amendments contained herein) and agrees to be bound by all the terms and conditions of the Operative Documents applicable to the Original Loan Participant or a Holder of the Certificate.

                                 *     *     *

                                                             [First Amendment to
                                           Participation Agreement (1994 737 B)]


                 IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Participation Agreement to be duly executed by their respective officers thereunto duly authorized on the day and year first above written.

                                        UNITED AIR LINES, INC.,
                                           as Lessee


                                        By:
                                           --------------------------------
                                            Vice President and Treasurer


                                        MS FINANCING INC.,
                                           Owner Participant


                                        By:
                                           --------------------------------


                                        THE MITSUBISHI TRUST AND BANKING
                                           CORPORATION, acting through its New
                                           York Branch, an Original Loan
                                           Participant


                                        By:
                                           --------------------------------


                                        NATIONAL WESTMINSTER BANK PLC,
                                           acting through its New York or
                                           Nassau Branch, an Original Loan
                                           Participant


                                        By:
                                           --------------------------------


                                        FIRST SECURITY BANK OF UTAH, NATIONAL
                                           ASSOCIATION, not in its individual
                                           capacity, except as expressly
                                           provided herein, but solely as Owner
                                           Trustee, Owner Trustee


                                        By:
                                           --------------------------------


                                        STATE STREET BANK AND TRUST COMPANY,
                                           Indenture Trustee


                                        By:
                                           --------------------------------